EXHIBIT 99.0

MATTEL, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2003

($ in millions)

Segment Revenues
Domestic:
Mattel Brands US	$458.6
Fisher-Price Brands US	408.3
American Girl Brands	200.1

Total Domestic	1,067.0
International	805.4

Gross sales	1,872.4
Sales adjustments	(131.3)

Net sales (a)	$1,741.1

Gross Sales by Geographic Area
Domestic	$1,067.0
% change vs. fourth quarter 2002	-5%
International	$805.4
% change vs. fourth quarter 2002	17%
% of total gross sales	43%

	As Reported (a)	Impact of Charges	Pro Forma (b)
Segment Income
Domestic:
Mattel Brands US	$98.8	$0.0	$98.8
Fisher-Price Brands US	75.5	0.0	75.5
American Girl Brands	64.2	0.0	64.2

Total Domestic	238.5	0.0	238.5
International	178.7	0.0	178.7

	417.2	0.0	417.2
Corporate and other expense	(113.6)	(0.4)	(113.2)

Operating income	$303.6	$(0.4)	$304.0

(a)	Reported in accordance with generally accepted accounting principles.

(b)	Pro forma financial information is presented to facilitate year-to-year comparisons of results of operations, excluding the impact of financial realignment plan charges.